SEPARATION AND GENERAL RELEASE AGREEMENT

     This Separation and General Release Agreement (this "Agreement") is made and entered into by and between Bruce Allenbaugh ("Employee") and Safeco Corporation (the "Company").

                                    RECITALS

     A. Employee has been employed by Company as its Senior Vice President of Marketing and Communications. Employee has tendered his notice of resignation from employment with the Company effective January 31, 2004, which resignation is accepted by the Company.

     B. To resolve any issues between Employee and the Company or any of its affiliates arising out of Employee's employment, Employee and the Company have voluntarily agreed to enter into this Agreement. This Agreement sets forth the complete understanding between Employee and the Company regarding Employee's resignation as an officer of any of the Safeco group of companies and his resignation as an employee of the Company, and the commitments and obligations arising out of the termination of the employment relationship between Employee and the Company.

                                    AGREEMENT

1.   Employment Termination.

     1.1 Resignation. In consideration of the Severance Payment and other compensation and benefits described herein, Employee tenders his resignation of employment, including resignation as an officer of the Company and its affiliates, effective January 31, 2004 (the "Termination Date").

     1.2 Compensation Through Termination Date. The Company shall pay Employee all base salary through the Termination Date. Until the Termination Date, Employee shall continue to be eligible for employee benefit plan coverages available to employees of the Company and for continued vesting under the Safeco Incentive Stock Option Plan of 1987 (the "1987 Plan") and/or the Safeco Long-Term Incentive Plan of 1997 (the "LTIP").

     1.3 Group Medical Benefits Coverage. The Company shall continue to provide coverage under any group medical benefits plan under which Employee and/or his dependents were covered on the date hereof, through and including the Termination Date. Employee shall be responsible to pay any amounts chargeable as "employee premium contribution" amounts with respect to any such coverage. From and after the Termination Date, the Company shall provide Employee and/or Employee's dependents with such benefits continuation or conversion coverage as may be available or required under the terms of the Company's benefits plans or policies (understanding that the Company retains the right to modify, amend or terminate any of the plans at any time without advance notice). Employee and/or Employee's covered spouse and dependents may be eligible to elect a temporary extension of group health plan coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as subsequently amended ("COBRA").

     1.4 Payment for Accrued Vacation. On the Termination Date, the Company shall pay Employee for accrued but unused vacation that exists as of the Termination Date, which amount the parties agree equals Five Thousand Five Hundred, Fifty-Two Dollars ($5,552.00).

     1.5 Reimbursement for Expenses Incurred. The Company shall reimburse Employee for reasonable and necessary business expenses incurred by Employee on or before the Termination Date to the extent such expenses are reimbursable under the Company's normal expense reimbursement policies and procedures, and provided that receipts or other acceptable documentation for such expenses are submitted to Human Resources by the Termination Date.

     1.6 Acknowledgment of Full Compensation to Date. Employee acknowledges and agrees that, with the payment of his salary through the Termination Date, he will have received all compensation due and owing him (including base salary, bonus or other incentive payments) for services performed through the Termination Date.

     1.7 No Authority To Act or Represent the Company. From and after the Termination Date, Employee shall have no further authority to bind the Company or any of its affiliates to any contract or agreement or to act on behalf of the Company or to represent the Company at any industry or business functions.

     1.8 Return of Materials. On or before the Termination Date, Employee shall return to the Company all Company-owned equipment and materials, including, but not limited to, any computers, mobile phones, all documents (whether existing in paper or electronic/digital media), compilations of data, files, manuals, letters, notebooks, reports, diskettes and all other materials and records of any kind, and any copies or other reproductions thereof, owned by the Company or its affiliates and used by Employee in the course of Employee's employment.

     1.9 Agreement to Cooperate. Employee agrees to respond promptly, and to cooperate with, reasonable requests for information that the Company may make relating to matters on which Employee worked while he was employed by the Company.

     1.10 Continued Service on Alliance for Education Board. The Company agrees that Employee may continue to serve on the Board of Directors of the Alliance for Education through the end of his existing term.

2.   Payments; Contributions.

     2.1 Severance Payment. As compensation to Employee, and in consideration of the termination of Employee's role as an officer and Employee's resignation as an employee of the Company and its affiliates, Employee's release agreement in
Section 4 and other agreements made herein, in addition to the benefits provided under Section 1 above and the further consideration provided under Section 3 below, the Company agrees to pay Employee a total sum of Four Hundred Fifty-One Thousand, Seventy-Five Dollars ($451,075) as a severance payment (the "Severance Payment"). The Severance Payment shall be subject to withholding and deduction for payroll taxes and other deductions as are required by federal and state law. The Severance Payment shall be paid in a lump sum within ten (10) business days of the Effective Date of the Agreement (see Paragraph 11.4). Employee and the Company agree that the Severance Payment represents sufficient consideration for the potential claims being released.

     2.2 Payment in Lieu of Leadership Performance Plan Incentive. The Company agrees to pay Employee the sum of Three Hundred Fifty Thousand Dollars ($350,000) in lieu of any annual incentive payment Employee might have received in 2004 under the Leadership Performance Plan. Employee shall not be entitled to any other bonus, incentive payment or other variable pay for past services or the current calendar year.

     2.3 Benefit Plan Contributions. Employee shall continue to be eligible as an "employee" of the Company through the Termination Date for employer contributions paid under the Company's employee benefit plans. Employee shall be eligible to participate in and shall receive pro rata contributions to the Safeco 401(k)/Profit Sharing Retirement Plan, as the same may be available to other employees of the Company. Employee acknowledges that any employer contributions to, or interest or other income credited to, any of the Safeco 401(k)/Profit Sharing Retirement Plan or Safeco Employees' Cash Balance Plan shall be additional compensation to Employee in excess of the total Severance Payment amount described above.

     2.4 Stock Options and Accelerated Vesting of Unvested Options. The Compensation Committee of the Safeco Board of Directors has approved accelerated vesting of all of Employee's outstanding Non-Qualified Stock Options and Incentive Stock Options, such that each such Stock Option shall be fully vested, fully exercisable, and wholly non-forfeitable as of the Termination Date, contingent upon Employee's execution of this Agreement and the expiration of the revocation period. Pursuant to the provisions of the 1987 Plan and the LTIP relating to the termination of employment, each outstanding Stock Option shall, to the extent that it is or becomes exercisable as of the Termination Date, remain exercisable for three months thereafter, until April 30, 2004; provided, however, that no Stock Option shall remain exercisable beyond its maximum stated term. In the event that Employee accepts competitive employment that would result in forfeiture of gains from exercise of her Stock Options, the Company agrees that it will not seek or require forfeiture of Employee's gains so long as Employee is in full compliance with Employee's obligations under this Agreement.

     2.5 Compensation for Restricted Stock Rights ("RSR"). Employee acknowledges and agrees that he shall have no rights in, or be entitled to any compensation for, any RSRs.

     2.6 Performance Stock Rights ("PSR"). Employee acknowledges and agrees that he shall have no rights in, or be entitled to any compensation for, any PSRs.

3.   Transition Services.

     As further consideration to Employee for the agreements hereunder, including the release granted under Section 5 of this Agreement, the Company agrees to provide Employee with transition services through David Nelson and Associates for a period of up to one year from January 31, 2004. Employee and the Company shall direct that invoices for services obtained by Employee from David Nelson and Associates be forwarded directly to the Company for payment.

4.   Release and Settlement.

     4.1 Release. In consideration of the Company's delivery of the Severance Payment and other consideration and benefits provided to Employee under this Agreement, Employee hereby releases the Company and its affiliated companies, insurers, employee benefit or stock option plans in which Employee participates, and the employees, agents, officers, directors and shareholders of any of them (including their respective spouses and marital communities), from all claims, demands, actions, causes of action, or damages, of any kind or nature whatsoever that Employee may now have or may ever have had against any of them, whether such claims are known or unknown, and including but not limited to the Claims as described below. However, nothing in this Agreement shall create or imply any waiver by Employee of any claims (a) with respect to Employee's entitlement to compensation for vested benefits arising under any Company pension, retirement or welfare benefit plan, program or agreement, in accordance with the terms and conditions of such plans, (b) arising under any insurance or investor account or similar client relationship, (c) with respect to any breach by the Company of its obligations under this Agreement, all of which rights shall be preserved and unaffected by this release, or (d) with respect to indemnification by the Company, to the extent that such indemnification rights may arise or be provided under the Company's Articles of Incorporation or Bylaws, in connection with Employee's official actions (or omissions) on behalf of the Company during the period Employee served as an officer of the Company. EMPLOYEE ACKNOWLEDGES AND AGREES THAT THROUGH THIS RELEASE EMPLOYEE IS GIVING UP ALL RIGHTS AND CLAIMS OF EVERY KIND AND NATURE WHATSOEVER, KNOWN OR UNKNOWN, CONTINGENT OR LIQUIDATED, THAT EMPLOYEE MAY HAVE AGAINST THE COMPANY, AND THE OTHER PERSONS REFERENCED ABOVE, EXCEPT FOR THE RIGHTS SPECIFICALLY EXCLUDED ABOVE.

     4.2 The Claims. For the purposes of this Agreement, "Claims" shall mean and include, without limitation, Claims with respect to any of the following: (i) breach of contract; (ii) discrimination, retaliation, or constructive or wrongful discharge; (iii) lost wages, lost employee benefits, physical and personal injury, stress, mental distress, or impaired reputation; (iv) Claims arising under the Age Discrimination in Employment Act ("ADEA"), the Older Workers Benefit Protection Act, the Washington State Law Against Discrimination, Title VII of the Civil Rights Act, the Equal Pay Act, the Americans with Disabilities Act, the Family Medical Leave Act, or any other federal, state or local laws or regulations prohibiting employment discrimination; (v) attorneys' fees; and (vi) any other Claim arising from or relating to Employee's employment with the Company and/or Employee's separation from service.

     4.3 Consideration for Release. The Company represents, and Employee acknowledges, that the Severance Payment and the other consideration and benefits provided hereunder exceed any amount the Company may arguably be required to pay under any agreement or arrangement to which Employee is a party or under which Employee claims some benefit, or under the standard policies and procedures of the Company, and represents valuable consideration to Employee for the release of the Claims described above.

5.   No Admission.

     Employee understands and acknowledges that neither the Severance Payment nor the other benefits provided hereunder, nor the execution and delivery of this Agreement by the Company, constitutes an admission by the Company to (i) any breach of an agreement with Employee, (ii) any violation of a federal, state or local statute, regulation or ordinance, or (iii) any other wrongdoing. The Company understands and acknowledges that neither Employee's acceptance of the Severance Payment and other benefits provided hereunder, nor Employee's execution and delivery of this Agreement, constitutes an admission by Employee to (i) any breach of an agreement with the Company, (ii) any violation of a federal, state or local statute, regulation or ordinance, or (iii) any other wrongdoing.

6.   Confidential Information.

     6.1 Possession of Non-Public Information. Employee recognizes that by virtue of Employee's employment by the Company, Employee has acquired significant non-public information and trade secrets with respect to the Company and its affiliated companies, and their operations (the "Confidential Information"). Employee recognizes and acknowledges that the Confidential Information constitutes valuable, special and unique assets of the Company and its affiliates, access to and knowledge of which were essential to the performance of Employee's duties during Employee's employment.

     6.2 Non-Disclosure. Employee agrees to hold the Confidential Information in trust and confidence. Employee agrees not to (i) directly or indirectly make use of the Confidential Information, (ii) reveal any Confidential Information to any other party, or (iii) divulge or use any Confidential Information for any purpose other than for the benefit of the Company, except to the extent that Employee may be required to disclose such Confidential Information by lawful order or process of a court (in which event Employee will provide reasonable advance notice of such disclosure to the Company and will cooperate with the Company's efforts to obtain protective treatment for such Confidential Information).

     6.3 Materials. Employee shall not remove from the Company's premises or possession any documents, compilations of data or other files or records of any nature, or any copy or reproduction thereof, that contain Confidential Information or that belong to the Company.

7.   Non-Disparagement/Non-Solicitation.

     Employee agrees not to make any disparaging or derogatory remarks about the Company, its affiliated companies or any of their officers, directors, employees or agents at any time. This Section 7 shall not be construed to prohibit Employee from responding truthfully and publicly to incorrect public statements or from making truthful statements when required by law or order of a court or other person or body having jurisdiction. Employee agrees that for six (6) months following the Termination Date, Employee will not directly or indirectly solicit or entice any person who is an employee, partner, affiliate, agent or prospective partner or agent of the Company to cease, terminate or reduce any relationship with the Company.

8.   Legal Action.

     8.1 No Claims. Employee represents that Employee has not filed a Claim or complaint against the Company or any of its affiliated companies, or any of their employees, agents, officers, directors or shareholders with any court or agency. The Company represents that it is not aware of any legal action pending or potentially pending against Employee for acts or omissions as an employee of the Company.

     8.2 Indemnification. To the extent provided as of the Termination Date in the indemnification provisions of the Company's articles of incorporation and bylaws and to the maximum extent permitted under the laws of the state of Washington, Employee shall be entitled to indemnification, and advancement of expenses, in respect of matters that occurred during the time that he was an officer of the company.

     8.3 No Action on Released Claims. Employee agrees not to sue or pursue any court or administrative action against the Company or any of its affiliates, or any of their employees, agents, officers, directors or shareholders, to the extent allowed by applicable law, regarding any Claims released herein or otherwise arising from Employee's employment with the Company or Employee's separation from service, except with respect to any breach by the Company of its obligations under this Agreement. If any government agency brings any claim or conducts any investigation against the Company, Employee waives and agrees to relinquish any damages or other individual relief that may be awarded as a result of any such proceedings.

     8.4 Liability for Defense Costs. If, notwithstanding this Agreement, Employee should file any lawsuit or other proceeding based on legal claims that Employee has released herein, Employee agrees to pay or reimburse the Company for all reasonable costs, including attorneys' fees, that it, or its affiliates, or their employees, agents, officers or directors, incur in defending against Employee's claims. This paragraph shall not apply to any claimed breach by the Company of any of the terms or conditions of this Agreement.

9.   Agreement Confidential.

     9.1 Terms of Agreement. Employee and the Company agree that neither of them shall reveal or publicize the existence of this Agreement or its terms, including but not limited to the amount of the Severance Payment, except as required by law, including as required by annual financial and other corporate reporting requirements. Further, the parties agree that they shall not discuss with or make to the public at large or to any individual person or persons any statements with regard to this Agreement, or matters relating to its terms. Notwithstanding the foregoing, the parties may discuss the existence and terms of this Agreement with their respective attorneys, accountants, financial advisors to obtain counsel and advice, and, in Employee's case, with members of Employee's immediate family, and, in the Company's case, with members of the Company's Senior Leadership Team. Nothing in this confidentiality provision prohibits Employee from representing to third parties that Employee "resigned from the Company on mutually agreeable terms" or that the parties "parted amicably."

     9.2 Employment References. Employee agrees to direct all requests for employment references from prospective employers to the attention of Allie Mysliwy, Senior Vice President and head of Human Resources for the Company. If a prospective employer contacts the Company for an employment reference with respect to Employee, the Company will provide, unless required otherwise by law, only the following information: Employee's dates of employment, and Employee's title and salary at the Termination Date.

10.  Costs.

     No later than the Termination Date, the Company shall pay Employee a lump sum of One Thousand Five Hundred Dollars ($1,500) to defray any attorney and tax advisor fees incurred in connection with Employee's separation from employment with the Company. Except for this payment to Employee, each party shall separately bear their costs and expenses incurred in connection with the negotiation and preparation of this Agreement.

11.  Acknowledgment.

     11.1 Informed Agreement. Employee declares that Employee has read and fully understands the terms of this Agreement and its significance and consequence. Employee further declares that this Agreement is the product of good faith negotiations between Employee and the Company, and that Employee voluntarily accepts the same for the purpose of resolving arrangements with respect to Employee's resignation.

     11.2 Attorney. Employee acknowledges that the Company has advised Employee to review the terms of this Agreement with an attorney of Employee's own choosing and that Employee has done so or knowingly waived Employee's right to do so.

     11.3 Voluntary Act. Employee acknowledges that this Agreement is voluntary and has not been given as a result or any coercion.

     11.4 Review and Revocation Periods, Effective Date. Employee acknowledges that the Company has given Employee at least twenty-one (21) days during which to consider this Agreement prior to signing. Negotiations about the terms or language of this Agreement shall not re-start the 21-day consideration period. Employee has seven (7) days after signing in which Employee may revoke this Agreement. This Agreement shall not become effective or enforceable until such seven-day period has expired (the "Effective Date of the Agreement"). Employee understands that she may revoke this Agreement by delivering a written notice to the attention of Allie Mysliwy at Safeco Plaza, T-17, Seattle, WA 98185, no later than the close of business on the seventh day after Employee signs this Agreement. Employee understands and acknowledges that if Employee revokes this Agreement it will not be effective or enforceable and Employee will not receive the payments or other benefits described herein.

12.  Entire Agreement.

     This Agreement along with the Product Ownership Agreement, a copy of which is attached as Exhibit A, constitute the entire agreement between Employee and the Company, and they supersede and replaces all prior written and oral agreements and understandings between the parties with respect to their subject matter. Neither the Company nor any affiliate has made any promises to Employee other than those included within this Agreement.

13.  Waiver.

     No waiver of any provision of this Agreement shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

14.  Injunctive Relief.

     Employee recognizes that irreparable and continuing injury for which there is not adequate remedy at law will result to the Company and its business and property if Employee breaches Employee's obligations under this Agreement. In the event of any such breach or threatened breach, the Company shall be entitled to seek temporary injunctive relief upon a showing of such breach or threatened breach without proof of actual damage and without posting a bond therefore, and/or an order of temporary and permanent specific performance enforcing this Agreement, and any other remedies provided by applicable law. Employee agrees that in the event of any such proven breach, the Company shall be entitled to recover its costs associated with enforcing this Agreement, including reasonable attorney's fees. Employee further understands and agrees that the word "temporary" as used herein shall include both temporary and preliminary relief and/or remedies available.

15.  Amendment.

     No supplement, modification, or amendment of this Agreement shall be valid, unless it is made in writing and signed by both parties hereto.

16.  Severability.

     In the event any provision or portion of this Agreement is held to be unenforceable or invalid by any court of competent jurisdiction, the remainder of this Agreement shall remain in full force and effect and shall in no way be affected or invalidated thereby.

17.  Governing Law; Jurisdiction and Venue.

     The parties acknowledge that this Agreement shall be governed, interpreted and enforced in accordance with the laws of the state of Washington, without regard to its conflict of law principles. Any suit or action arising out of or in connection with this Agreement, or any breach hereof, shall be brought and maintained in the federal or state courts located in Seattle, Washington. The parties irrevocably submit to the jurisdiction and venue of such courts for the purpose of such suit or action and hereby expressly and irrevocably waive, to the fullest extent permitted by law, any objection they may now or hereafter have to the venue of any such suit or action in any such court and any claim that any such suit or action has been brought in an inconvenient forum.

(signature page follows)

                             PLEASE READ CAREFULLY.

                  THIS SEPARATION AND GENERAL RELEASE AGREEMENT

               INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.


                                         /s/ Bruce Allenbaugh
                                         ------------------------------
                                             BRUCE ALLENBAUGH

                                      Date: January 31, 2004


                                          SAFECO CORPORATION

                                      By /s/ Michael S. McGavick
                                         ------------------------------
                                             MICHAEL S. MCGAVICK
                                      Its President and Chief Executive Officer

                                      Date: January 31, 2004